     As filed with the Securities and Exchange Commission on May 15, 2000
                                                     Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                ---------------

                               NETIQ CORPORATION
            (Exact name of Registrant as specified in its charter)

        Delaware                                         77-0405505
(State of incorporation )               (I.R.S. Employer Identification Number)

                             5410 Betsy Ross Drive
                            Santa Clara, CA  95054
                                (408) 330-7000
                   (Address of principal executive offices)

                                ---------------

            Mission Critical Software, Inc. 1997 Stock Option Plan
           Mission Critical Software, Inc. 1999 Director Option Plan
       Mission Critical Software, Inc. 1999 Employee Stock Purchase Plan
                           (Full title of the plans)

                                ---------------

                                Ching-Fa Hwang
                     President and Chief Executive Officer
                               NetIQ Corporation
                             5410 Betsy Ross Drive
                         Santa Clara, California 95054
                                (408) 330-7000
          (Name, address, and telephone number of agent for service)

                                ---------------

                                   Copy to:
                           Thomas C. DeFilipps, Esq.
                    Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300


                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                                                   Proposed
                                                                                                    Maximum
                                                                      Maximum        Proposed      Aggregate
                                                                       Amount         Maximum      Offering      Amount of
                    Title of Securities                                to be         Offering     Per Share    Registration
                     to be Registered                              Registered (1)      Price        Price          Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value) issuable under:
-------------------------------------------------------------------------------------------------------------------------------
Mission Critical Software, Inc. 1997 Stock Option Plan (as         4,616,498 shares   $18.17(2)  $83,864,893.50  $22,140.36
 amended May 21, 1999)
-------------------------------------------------------------------------------------------------------------------------------
Mission Critical Software, Inc. 1999 Director Option Plan             58,831 shares   $69.05(3)  $ 4,062,500.00  $ 1,072.50
-------------------------------------------------------------------------------------------------------------------------------
Mission Critical Software, Inc. 1999 Employee Stock Purchase
Plan                                                                 350,000 shares   $24.32(4)  $ 8,510,570.49  $ 2,246.79
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                              5,025,329 shares              $96,438,053.99  $25,459.65
-------------------------------------------------------------------------------------------------------------------------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals.
(2) Computed in accordance with Rule 457(h) of the Securities Act. Such computation is based on the weighted average exercise price of $18.17 per share covering 4,616,498 outstanding options under the 1997 Stock Option Plan.
(3) Computed in accordance with Rule 457(h) of the Securities Act. Such computation is based on the weighted average exercise price of $69.05 per share covering 58,831 outstanding options under the 1999 Director Option Plan.
(4) The exercise price of $24.32 per share, computed in accordance with Rule 457(h) under the Securities Act, is the weighted average of 85% of the closing price of a share of NetIQ Corporation's common stock as reported by the Nasdaq National Market on August 1, 1999, covering 250,000 shares of common stock, and 85% of the closing price of a share of NetIQ Corporation's common stock as reported by the Nasdaq National Market on February 1, 2000, covering 100,000 shares of common stock. August 1, 1999 and February 1, 2000 are current enrollment dates for the Mission Critical,
     Inc. 1999 Employee Stock Purchase Plan.   Pursuant to Section 2(g) of such
     plan, shares are sold at 85% of the lesser of the fair market value of such shares on the enrollment date or on the exercise date.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------

     NetIQ Corporation ("NetIQ") hereby incorporates by reference in this registration statement the following documents:

     (a) NetIQ's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) NetIQ'S Form 8-K filed March 6, 2000, pursuant to Section 13 of the Exchange Act.

     (c) NetIQ's Form 10-Q for fiscal quarter ended March 31, 2000 filed pursuant to Section 13 of the Exchange Act.

     (d) NetIQ's Form 10-Q for fiscal quarter ended December 31, 1999 filed pursuant to Section 13 of the Exchange Act.

     (e) NetIQ's Form 10-Q for fiscal quarter ended September 30, 1999 filed pursuant to Section 13 of the Exchange Act.

     All documents subsequently filed by NetIQ pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
------    -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

     The validity of the common stock offered hereby has been passed upon for NetIQ by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this prospectus, certain persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, beneficially own an aggregate of 41,666 shares of NetIQ's Common Stock.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

     Article XI of NetIQ's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of NetIQ's Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

     NetIQ has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in NetIQ's Restated Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7.   Exemption From Registration Claimed.
-------   ------------------------------------

          Not applicable.

Item 8.   Exhibits.
------    --------

               Exhibit
                Number                             Description
             -----------      --------------------------------------------------
                4.1(a)        Mission Critical Software, Inc. 1997 Stock Option
                              Plan (as amended May 21, 1999) and form of stock option agreement thereunder

                4.1(b) Mission Critical Software, Inc. 1999 Director Option Plan and form of agreement thereunder

                4.1(c) Mission Critical Software, Inc. 1999 Employee Stock Purchase Plan, and forms of agreement thereunder

                5.1 Opinion of Counsel as to legality of securities being registered

               23.1           Independent Auditors' Consent

               23.4           Consent of Counsel (contained in Exhibit 5.1)

               24.1           Power of Attorney (see page II-5)

         ________________

Item 9.   Undertakings.
-------   -------------

     (a)  NetIQ hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filing Incorporating Subsequent Exchange Act Documents by Reference.
          -------------------------------------------------------------------

          NetIQ hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of NetIQ's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Request for Acceleration of Effective Date or Filing of Registration
          --------------------------------------------------------------------
          Statement on Form S-8.
          ---------------------

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NetIQ pursuant to the foregoing provisions, or otherwise, NetIQ has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NetIQ of expenses incurred or paid by a director, officer or controlling person of NetIQ in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, NetIQ will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, NetIQ has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 15/th/ day of May, 2000.

                                        NETIQ CORPORATION

                                        By: /s/ Ching-Fa Hwang
                                            ---------------------------------
                                            Ching-Fa Hwang
                                            Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ching-Fa Hwang and James A. Barth and each one of them, acting individually and without the other, as his or her attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                               Title                               Date
-----------------------------      ------------------------------------    -----------------------------
   /s/ Ching-Fa Hwang              Chief Executive Officer and Director             May 15, 2000
-----------------------------
   Ching-Fa Hwang

   /s/ Michael S. Bennett          Executive Chairman and Director                  May 15, 2000
-----------------------------
   Michael S. Bennett

   /s/ James A. Barth              Chief Financial Officer                          May 15, 2000
-----------------------------
   James A. Barth

   /s/ Thomas P. Bernhardt         Director                                         May 15, 2000
-----------------------------
   Thomas P. Bernhardt

   /s/ Her-Daw Che                 Director                                         May 15, 2000
-----------------------------
   Her-Daw Che

   /s/ Alan R. Kaufman             Director                                         May 15, 2000
-----------------------------
   Alan R. Kaufman

   /s/ Michael J. Maples           Director                                         May 15, 2000
-----------------------------
   Michael J. Maples

   /s/ Scott D. Sandell            Director                                         May 15, 2000
-----------------------------
   Scott D. Sandell

   /s/ Ying-Hon Wong               Director                                         May 15, 2000
-----------------------------
   Ying-Hon Wong